UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 30, 2009
RXI PHARMACEUTICALS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-33958	20-8099512

(State or other jurisdiction of of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
60 Prescott Street, Worcester, MA 01605

(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (508) 767-3861
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
Signature
Index to Exhibits
Ex-10.1 Standby Equity Distribution Agreement
Ex-10.2 Registration Rights Agreement

Item 1.01 Entry into a Material Definitive Agreement.
     On January 30, 2009 (the “Closing Date”), RXi Pharmaceuticals Corporation (the “Company”) entered into a Standby Equity Distribution Agreement (the “SEDA”) with YA Global Master SPV Ltd. (“YA Global”) pursuant to which the Company may, at its sole and exclusive option, periodically sell to YA Global shares of its common stock, $0.0001 par value per share (the “Common Stock”) for a total purchase price of up to Twenty-Five Million Dollars ($25,000,000). For each share of Common Stock purchased under the SEDA, YA Global will pay to the Company ninety-five (95%) of the lowest volume weighted average price of the Common Stock on the principal market (whichever is at such time the principal trading exchange or market for the Common Stock) during the five (5) consecutive trading days after the Advance Notice Date (as such term is defined in the SEDA), subject to any reduction provided in the SEDA. Under the SEDA, the Company cannot begin to take Advances (as that term is defined in the SEDA) until such time as it files with the Securities and Exchange Commission (“SEC”) a registration statement which registers the resale of the shares of Company common stock to be issued to YA Global, and such registration statement is declared effective by the SEC.
     The Company issued YA Global an aggregate of 58,398 shares of its Common Stock as a commitment fee in connection with the transaction. The Company has also paid to Yorkville Advisors, LLC, YA Global’s general partner, a due diligence and structuring fee of $25,000. In addition, the Company is obligated to pay Yorkville a $500 structuring fee taken directly out of the gross proceeds of each Advance.
     YA Global’s obligation to purchase shares of Common Stock under the SEDA is subject to certain conditions, including, without limitation: (a) the Company obtaining and maintaining an effective registration statement for the resale of shares of its Common Stock sold under the SEDA pursuant to a Registration Rights Agreement dated as of the Closing Date entered into between the Company and YA Global and (b) the amount for each Advance as designated by the Company in the applicable Advance Notice shall not be more than $500,000. Advance notices may be given to YA Global once every five trading days.
     The foregoing is a summary of the terms of the SEDA and is, therefore, qualified in its entirety by reference to the full text of the SEDA and Registration Rights Agreement, both of which are attached as an exhibit to this Form 8-K.
Item 8.01 Other Events.
     On January 29, 2009, the Company entered into an Investment Banking Agreement (the “Legend Agreement”) with Legend Securities, Inc. (“Legend”), pursuant to which Legend agreed to provide business advisory services to the Company for a period of up to six months in exchange for (i) a monthly advisory fee equal to $19,000 per month, and (ii) the issuance by the Company of warrants to purchase 142,500 shares of Common Stock (the “Warrants”) at an exercise price per share equal to the average closing bid price of the Common Stock for the ten trading days ending three days prior to January 29, 2009. The Warrants will vest as to 71,250 shares upon issuance, and then at a rate of 23,750 shares per month starting on the 90 day anniversary of issuance. The Company has also agreed to give Legend unlimited “piggy back” registration rights with respect to the shares of Common Stock underlying the Warrants in any registration statement filed by the Company in connection with an underwritten offering of the Common Stock.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits
10.1	Standby Equity Distribution Agreement, dated as of January 30, 2009, by and between RXi Pharmaceuticals Corporation and YA Global Master SPV Ltd.

10.2	Registration Rights Agreement, dated as of January 30, 2009, by and between RXi Pharmaceuticals Corporation and YA Global Master SPV Ltd.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RXI PHARMACEUTICALS CORPORATION

Date: February 5, 2009	By:	/s/ Stephen J. DiPalma

	Name:	Stephen J. DiPalma
	Title:	Chief Financial Officer

Index to Exhibits
10.1	Standby Equity Distribution Agreement, dated as of January 30, 2009, by and between RXi Pharmaceuticals Corporation and YA Global Master SPV Ltd.

10.2	Registration Rights Agreement, dated as of January 30, 2009, by and between RXi Pharmaceuticals Corporation and YA Global Master SPV Ltd.